SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:   May 2, 2002


                              Express Scripts, Inc.
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             (Exact Name of Registrant as specified in its Charter)



           Delaware                 0-20199                   43-1420563
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(State or other jurisdiction  (Commission File No.)        (I.R.S. Employer
      of corporation)                                     Identification No.)



13900 Riverport Drive, Maryland Heights, Missouri                   63043
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code:            (314) 770-1666
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          (Former name or former address, if changed since last report)

Item 5.           Other Events

         On April 22, 2002, Express Scripts received an administrative subpoena duces tecum issued by the U.S. Attorney's Office in Boston, Massachusetts. On April 26, 2002, a substantially identical subpoena was issued to Express Scripts' wholly-owned subsidiary Diversified Pharmaceutical Services, Inc. ("DPS"). The Company has not been advised that it or DPS is a target of any investigation. The subpoenas state that they are issued in connection with an investigation of various health care offenses and other federal crimes. The subpoenas ask for information pertaining to Express Scripts' and DPS' relationship with TAP Pharmaceuticals, and specifically with respect to TAP's two principal drugs, Lupron and Prevacid. The Company believes that its services and business practices are in compliance with all applicable laws, rules and regulations in all material respects, and it will cooperate in the investigation. The Company cannot predict the outcome of the investigation at this time; however, if Express Scripts were to become a target of the investigation, an unfavorable outcome could result in the imposition of monetary fines or penalties, or injunctive or administrative remedies.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EXPRESS SCRIPTS, INC.



Date:    May 2, 2002                    By:
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                                           Barrett A. Toan
                                           Chairman and Chief Executive Officer